Exhibit 23.1

                              ACCOUNTANT'S CONSENT


The Board of Directors
IMN Financial Corp.


     As an independent public accountant, I hereby consent to the use of my report to the Board of Directors of IMN Financial Corp. dated May 13, 1997 relating to the balance sheet dated March 31, 1997 and 1996 (under the former name NGT Enterprises, Inc.) and the statement of operations, cash flows and stockholders' equity for the years ended December 31, 1996 and 1995 in a registration statement under Form S-8.



                                    /s/Thomas P. Monahan
                                    -------------------
                                    Thomas P. Monahan



Paterson, New Jersey
May 14, 1997